                               JOHN HANCOCK TRUST

              AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

     AMENDMENT (the "Amendment") made this ___ day of _______, 2007, to the Amended and Restated Advisory Agreement dated January 1, 1996, as amended and restated May 1, 1999, as amended, between John Hancock Trust, a Massachusetts business trust (the "Trust") and John Hancock Investment Management Services, LLC, a Delaware limited liability company ("JHIMS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE IN APPENDIX A

     Appendix A is revised to change the advisory fee for the following portfolios

     Floating Rate Income Trust
     Global Asset Allocation Trust
     Global Balanced Trust
     Lifecycle 2010 Trust
     Lifecycle 2015 Trust
     Lifecycle 2020 Trust
     Lifecycle 2025 Trust
     Lifecycle 2030 Trust
     Lifecycle 2035 Trust
     Lifecycle 2040 Trust
     Lifecycle 2045 Trust
     Lifecycle 2050 Trust
     Lifecycle Retirement Trust
     (the "Portfolios"):

2. EFFECTIVE DATE

     The Amendment shall become effective with respect to the Portfolios on the later of:

(i) the date of its execution and (ii) approval by the Board of Trustees of the Trust of the Amendment.

JOHN HANCOCK TRUST


By:
    ---------------------------------
Name:
Title:


JOHN HANCOCK INVESTMENT MANAGEMENT
SERVICES, LLC


By:
    ---------------------------------
Name:
Title:

                                   APPENDIX A

     The Adviser shall serve as investment adviser for each Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for the Portfolio at an annual rate as follows (the "Adviser Fee").

     The term Aggregate Net Assets in the chart below includes the net assets of a Portfolio of the Trust. It also includes as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Portfolio also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

     The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

                                ALL AGGREGATE
PORTFOLIO                        NET ASSETS*
---------                       -------------
Floating Rate Income Trust

                                ALL AGGREGATE
PORTFOLIO                        NET ASSETS*
---------                       -------------
Global Asset Allocation Trust

                              GLOBAL BALANCED TRUST

The Adviser shall serve as investment adviser for the Global Balanced Trust (referred to as a "Portfolio").

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, a fee computed for the Portfolio as follows (the "Adviser Fee"):

The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds ("Affiliated Fund Assets") and (b) a fee on net assets not invested in Affiliated Funds ("Other Assets"). Affiliated Funds are any fund of John Hancock Trust, John Hancock Funds II and John Hancock Funds III excluding the following John Hancock Trust funds: Money Market Trust B, 500 Index Trust B, International Equity Index Trust B, Bond Index Trust B.

(a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the net assets of the Portfolio determined in accordance with the following schedule, and that rate is applied to the Affiliated Fund Assets of the Portfolio.

ADVISORY FEE ON AFFILIATED FUND ASSETS

     NET ASSETS OF THE GLOBAL BALANCED TRUST

    FIRST       EXCESS OVER
$500 MILLION   $500 MILLION
------------   ------------


(b) The fee on Other Assets is stated as an annual percentage of the current value of the net assets of the Portfolio determined in accordance with the following schedule, and that rate is applied to the Other Assets of the Portfolio.

ADVISORY FEE ON OTHER ASSETS

     NET ASSETS OF THE GLOBAL BALANCED TRUST

    FIRST       EXCESS OVER
$500 MILLION   $500 MILLION
------------   ------------


     For purposes of determining Net Assets of the Portfolio and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of the Portfolio, Affiliated Fund Assets and Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Affiliated Fund Assets for the Portfolio shall be based on the applicable annual Affiliated Funds fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Affiliated Funds Fee Table to the applicable portions of Net Assets of the Portfolio divided by (ii) Net Assets of the Portfolio (the "Applicable Annual Affiliated Funds Fee Rate").

     The fee on Other Assets for the Portfolio shall be based on the applicable annual Other Assets fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Net Assets of the Portfolio divided by (ii) Net Assets of the Portfolio (the "Applicable Annual Other Assets Fee Rate").

     The fee on Affiliated Fund Assets for the Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The fee on Other Assets for the Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The daily Adviser Fee for the Portfolio shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.

     If, with respect to the Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

                              LIFECYCLE PORTFOLIOS

The Adviser shall serve as investment adviser for the Lifecycle 2010 Trust, Lifecycle 2015 Trust, Lifecycle 2020 Trust, Lifecycle 2025 Trust, Lifecycle 2030 Trust, Lifecycle 2035 Trust, Lifecycle 2040 Trust, Lifecycle 2045 Trust, Lifecycle 2050 Trust, and Lifecycle Retirement Trust (each referred to as a "Portfolio").

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, a fee computed separately for each Portfolio as follows (the "Adviser Fee"):

The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds ("Affiliated Fund Assets") and (b) a fee on net assets not invested in Affiliated Funds ("Other Assets"). Affiliated Funds are any fund of John Hancock Trust, John Hancock Funds II and John Hancock Funds III excluding the following John Hancock Trust funds: Money Market Trust B, 500 Index Trust B, International Equity Index Trust B, Bond Index Trust B.

(a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the net assets of each Portfolio determined in accordance with the following schedule, and that rate is applied to the Affiliated Fund Assets of each Portfolio.

ADVISORY FEE ON AFFILIATED FUND ASSETS

     NET ASSETS OF THE LIFECYCLE PORTFOLIO

    FIRST       EXCESS OVER
$500 MILLION   $500 MILLION
------------   ------------


(b) The fee on Other Assets is stated as an annual percentage of the current value of the net assets of each Portfolio determined in accordance with the following schedule, and that rate is applied to the Other Assets of each Portfolio.

ADVISORY FEE ON OTHER ASSETS

     NET ASSETS OF THE LIFECYCLE PORTFOLIO

    FIRST       EXCESS OVER
$500 MILLION   $500 MILLION
------------   ------------


     For purposes of determining Net Assets of each Portfolio and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of each Portfolio, Affiliated Fund Assets and Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Affiliated Fund Assets for each Portfolio shall be based on the applicable annual Affiliated Funds fee rate for the Lifecycle Portfolios which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Affiliated Funds Fee Table to the applicable portions of Net Assets of each Lifestyle Portfolio divided by (ii) Net Assets of each Lifestyle Portfolio (the "Applicable Annual Affiliated Funds Fee Rate").

     The fee on Other Assets for each Portfolio shall be based on the applicable annual Other Assets fee rate for each Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Net Assets of each Portfolio divided by (ii) Net Assets of each Portfolio (the "Applicable Annual Other Assets Fee Rate").

     The fee on Affiliated Fund Assets for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of each Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The fee on Other Assets for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of each Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The daily Adviser Fee for each Portfolio shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.

     If, with respect to each Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.